Exhibit 10.17

FIRST amendment of VENTURE LOAN AND SECURITY AGREEMENT AND CONSENT

This FIRST AMENDMENT OF VENTURE LOAN AND SECURITY AGREEMENT AND CONSENT (this “Agreement”), dated as of December 20, 2017, is entered into by and among vTv THERAPEUTICS INC. (“VTV INC”), vTv THERAPEUTICS LLC (“VTV LLC” and collectively with VTV INC, “Co-Borrowers”), HORIZON CREDIT II LLC (“HCII”), as assignee of HORIZON TECHNOLOGY FINANCE CORPORATION (“Horizon”), SILICON VALLEY BANK, (“SVB”, and collectively with HCII “Lenders”) and Horizon as Collateral Agent.

RECITALS

A.

Co-Borrowers, Lenders and Collateral Agent are parties to a certain Venture Loan and Security Agreement dated as of October 28, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which, among other things, (i) Horizon provided a loan to Co-Borrowers as evidenced by a certain Secured Promissory Note (Loan A) executed by Co-Borrowers in favor of Horizon, dated October 28, 2016, in the original principal amount of Six Million Two Hundred Fifty Thousand and 00/100 Dollars ($6,250,000.00) (“Loan A Note”), (ii) SVB provided a loan to Co-Borrowers as evidenced by a certain Secured Promissory Note (Loan B) executed by Co-Borrowers in favor of SVB dated October 28, 2016, in the original principal amount of Six Million Two Hundred Fifty Thousand and 00/100 Dollars ($6,250,000.00) (“Loan B Note”), (iii) Horizon provided a loan to Co-Borrowers as evidenced by a certain Secured Promissory Note (Loan C) executed by Co-Borrowers in favor of Horizon, dated March 24, 2017, in the original principal amount of Three Million Seven Hundred Fifty Thousand and 00/100 Dollars ($3,750,000.00) (“Loan C Note”), (iv) SVB provided a loan to Co-Borrowers as evidenced by a certain Secured Promissory Note (Loan D) executed by Co-Borrowers in favor of SVB, dated March 24, 2017, in the original principal amount of Three Million Seven Hundred Fifty Thousand and 00/100 Dollars ($3,750,000.00) (“Loan D Note” and collectively with the Loan A Note, the Loan B Note and the Loan C Note, the “Notes”) and (v) Lenders and Horizon have been granted a security interest in all assets of the Co-Borrowers, except with respect to Co-Borrower’s Intellectual Property (as defined in the Loan Agreement).

B.	Horizon has assigned all of its right, title and interest in and to the Loan A Note to HCII pursuant to that certain Assignment of Notes Receivable dated as of October 28, 2016.

C.Horizon has assigned all of its right, title and interest in and to the Loan C Note to HCII pursuant to that certain Assignment of Notes Receivable dated as of March 24, 2017.

D.

Co-Borrowers have now requested that Lenders consent to VTV LLC entering into a License Agreement in substantially the form and substance set forth in Exhibit A attached hereto (the “License Agreement”) with HANGZHOU ZHONGMEI HUADONG PHARMACEUTICAL CO., LTD. (the “Licensee”).

E.	Lenders are willing to grant such request, but only to the extent, and in accordance with the terms, and subject to the conditions, set forth herein.

agreement

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Co-Borrowers, Lenders and Horizon hereby agree as follows:

1.Definitions; Interpretation.  Unless otherwise defined herein, all capitalized terms used herein and defined in the Loan Agreement shall have the respective meanings given to those terms in the Loan Agreement.  Other rules of construction set forth in the Loan Agreement, to the extent not inconsistent with this Agreement, apply to this Agreement and are hereby incorporated by reference.

2.Confirmation.  Borrower hereby acknowledges and agrees that: (i) the Loan Agreement sets forth the legal, valid, binding and continuing obligations of Borrower to Lenders, (ii) the Obligations to Lenders under the Loan Agreement are secured by validly perfected security interests in all assets of Borrower (except with respect to Borrower’s Intellectual Property), the effectiveness and validity of which are hereby confirmed and (iii) Borrower has no cause of action, claim, defense or set-off against any Lender or any of their respective affiliates and subsidiaries, officers, directors, employees, shareholders, agents and representatives (“Related Parties”) in any way regarding or relating to the Loan Agreement or such Lender’s or their respective Related Parties’ actions thereunder and to the extent any such cause of action, claim, defense or set-off ever existed, whether foreseen or unforeseen, it is waived and such Lender and their respective Related Parties are released from any such causes of action, claims, defenses or rights of set-off of Borrower.

3.Amendments to Loan Agreement.

(a)	Borrower and Lenders hereby agree that the subsection following shall be inserted at the end of Section 6.3 of the Loan Agreement:

“Borrower Representative shall deliver to each Lender no later than Friday of every other week, a real-time consolidated cash report as of such Friday.”

(b)	Borrower and Lenders hereby agree that the following shall be added to the Loan Agreement after Section 6.14 as a new Section 6.15:

“6.15 Minimum Cash Covenant.  Co-Borrowers shall maintain at all times not less than Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) in a deposit account subject to an Account Control Agreement.”

(c)	Co-Borrowers and Lenders hereby agree that Section 8.2 of the Loan Agreement shall be deleted in its entirety and replaced with the following:

(d)“8.2 Certain Covenant Defaults.  If any Co-Borrower fails to perform any obligation arising under Sections 6.3, 6.4, 6.5, 6.6, 6.8, 6.10, 6.11or 6.15 or violates any of the covenants contained in Section 7 of this Agreement.”

4.Consent to License Agreement. Notwithstanding any prohibition or contrary provision contained in the Loan Agreement, Lenders hereby consent to VTV LLC entering into the License Agreement and performing its obligations thereunder, and for all purposes the License Agreement shall be a Permitted Transfer under the Loan Agreement.

5.Representations and Warranties.

(a)

At and as of the date of this Agreement and both prior to and after giving effect to this Agreement, each of the representations and warranties contained in the Loan Agreement is true and correct in all material respects (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date).

(b)

Each Borrower has all necessary power and authority to execute, deliver, and perform in accordance with the terms thereof, this Agreement.  Each Borrower has all requisite power and authority to own and operate its Property and to carry on its business as now conducted.

(c)	No Default or Event of Default has occurred under the Loan Agreement or the other Loan Documents and is continuing or will exist after giving effect to this Agreement.

6.Conditions to Effectiveness. Each Lender’s consent and agreement herein is expressly conditioned on the following:

(a)	Co-Borrowers executing and delivering to Lenders a duly executed copy of this Agreement;
(b)

Each of the representations and warranties made in this Agreement shall be true and correct on and as of the date hereof as if made on and as of such date, both before and after giving effect to this Agreement;

(c)	Co-Borrower’s payment of Lenders’ legal expenses incurred in connection with the drafting, negotiation and execution of this Agreement; and
(d)	No Default or Event of Default has occurred and is continuing.

7.Effect of Agreement.  On and after the date hereof, each reference to the Loan Agreement in the Loan Agreement or in any other document shall mean the Loan Agreement as amended by this Agreement.  Except as expressly provided hereunder, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power, or remedy of any Lender, nor constitute a waiver of any provision of the Loan Agreement.  Except to the limited extent expressly provided herein, nothing contained herein shall, or shall be construed to (nor shall the Co-Borrowers ever argue to the contrary) (i) modify the Loan Agreement or any other Loan Document (ii) modify, waive, impair, or affect any of the covenants, agreements, terms, and conditions thereof, or (iii) waive the due keeping, observance and/or performance thereof, each of which is hereby ratified and confirmed by the Co-Borrowers.  Except as amended above, the Loan Agreement remains in full force and effect.

8.Headings.  Headings in this Agreement are for convenience of reference only and are not part of the substance hereof.

9.Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules.

10.Counterparts.  This Agreement may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

11.Integration.  This Agreement and the Loan Documents constitute and contain the entire agreement of Co-Borrowers, Horizon and Lenders with respect to their respective subject matters, and supersede any and all prior agreements, correspondence and communications.

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IN WITNESS WHEREOF, Co-Borrowers and Lenders have caused this FIRST AMENDMENT OF VENTURE LOAN AND SECURITY AGREEMENT AND CONSENT to be executed as of the day and year first above written.

CO-BORROWER: vTv THERAPEUTICS INC. By: /s/ Rudy C. Howard Name:Rudy C. Howard Title: Chief Financial Officer	CO-BORROWER: vTv THERAPEUTICS LLC By: /s/ Rudy C. Howard Name:Rudy C. Howard Title: Chief Financial Officer
LENDER: HORIZON CREDIT II LLC By: /s/ Robert D. Pomeroy, Jr. Name: Robert D. Pomeroy, Jr. Title: Chief Executive Officer	LENDER: SILICON VALLEY BANK By:/s/ Scott McCarty Name: Scott McCarty Title:Director
COLLATERAL AGENT: HORIZON TECHNOLOGY FINANCE CORPORATION By: /s/ Robert D. Pomeroy, Jr. Name: Robert D. Pomeroy, Jr. Title: Chief Executive Officer

(Signature page to First Amendment to Venture Loan and Security Agreement)

EXHIBIT A

License Agreement

(See attached)